UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 20, 2013

Cosi, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50052	06-1393745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification No.)

1751 Lake Cook Road, Suite 600; Deerfield, Illinois	60015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (847) 597-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 20, 2013, Cosi, Inc. (the “Company”) received notice from the Listing Qualifications Department of the Nasdaq Stock Market indicating that, for the period ended July 1, 2013, the Company no longer meets the required minimum of $10,000,000 in stockholders’ equity needed for continued listing under Listing Rule 5450(b)(1)(A).  The notification letter states that the Company has until October 4, 2013 to submit a plan to regain compliance.  If a plan is submitted and accepted, the Company can be afforded up to 180 calendar days, or until February 16, 2014, to regain compliance.  If a plan is submitted and not accepted, the Company may appeal to a Nasdaq Listing Qualifications Panel.  Alternatively, the Company may consider applying for a transfer to The Nasdaq Capital Market provided it satisfies the requirements for continued listing on that market.  To avail itself of this alternative, the Company would need to submit an application to transfer its securities to The Nasdaq Capital Market by no later than October 4, 2013.  The Company will consider factors such as shareholder liquidity and long-term growth in shareholder value, among others, in its response to the notice.

On August 26, 2013, the Company issued a press release announcing the receipt of the notice from Nasdaq.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

99.1           Press Release of Cosi, Inc., dated August 26, 2013.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2013	COSI, INC. /s/ William E. Koziel Name: William E. Koziel Title: Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description	Paper (P) or Electronic (E)

99.1	Press Release of Cosi, Inc., dated August 26, 2013.	E